                                                                    Exhibit 4(f)

================================================================================





                                CREDIT AGREEMENT


                                  dated as of


                                 June 28, 2000,


                                     among


                              PURINA MILLS, INC.,
                                as the Borrower,


                                      and


                            The Lenders Party Hereto


                                      and


                           CHASE BANK OF TEXAS, N.A.
                            as Administrative Agent

                          ---------------------------

                             CHASE SECURITIES INC.,
                                  as Arranger



================================================================================

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
            -----------

    SECTION 1.01  DEFINED TERMS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    SECTION 1.02  CLASSIFICATION OF LOANS AND BORROWINGS  . . . . . . . . . . . . . . . . . . . . . . . . . 28
    SECTION 1.03  TERMS GENERALLY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    SECTION 1.04  ACCOUNTING TERMS; FINANCIAL COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE II - THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
             -----------

    SECTION 2.01  COMMITMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    SECTION 2.02  LOANS AND BORROWINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    SECTION 2.03  REQUESTS FOR BORROWINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    SECTION 2.04  LETTERS OF CREDIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    SECTION 2.05  FUNDING OF BORROWINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    SECTION 2.06  INTEREST ELECTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    SECTION 2.07  TERMINATION AND REDUCTION OF COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . 37
    SECTION 2.08  REPAYMENT OF LOANS; EVIDENCE OF DEBT  . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    SECTION 2.09  AMORTIZATION AND PAYMENT OF TERM LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . 38
    SECTION 2.10  PREPAYMENT OF LOANS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    SECTION 2.11  FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    SECTION 2.12  INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
    SECTION 2.13  ALTERNATE RATE OF INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
    SECTION 2.14  INCREASED COSTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    SECTION 2.15  BREAK FUNDING PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
    SECTION 2.16  TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
    SECTION 2.17  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SETOFFS  . . . . . . . . . . . . . . . 45
                                      --- ----
    SECTION 2.18 CONDITIONS TO PAYMENT OF TERM LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE III - REPRESENTATIVES AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
              ------------------------------

    SECTION 3.01  ORGANIZATION; POWERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    SECTION 3.02  AUTHORIZATION; ENFORCEABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    SECTION 3.03  GOVERNMENTAL APPROVALS; NO CONFLICTS  . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    SECTION 3.04  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE   . . . . . . . . . . . . . . . . . . . . 49
    SECTION 3.05  PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    SECTION 3.06  LITIGATION AND ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    SECTION 3.07  COMPLIANCE WITH LAWS AND AGREEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    SECTION 3.08  INVESTMENT AND HOLDING COMPANY STATUS   . . . . . . . . . . . . . . . . . . . . . . . . . 50
    SECTION 3.09  TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    SECTION 3.10  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
    SECTION 3.11  DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
    SECTION 3.12  SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
    SECTION 3.13  INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
    SECTION 3.14  LABOR MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    SECTION 3.15  SOLVENCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

    SECTION 3.16  COMPUTER SYSTEMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    SECTION 3.17  NO BURDENSOME RESTRICTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    SECTION 3.18  USE OF PROCEEDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    SECTION 3.19  FLOOD INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
    SECTION 3.20  SECURITY DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
    SECTION 3.21  COPYRIGHTS, TRADEMARKS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
    SECTION 3.22  PLAN OF REORGANIZATION AND CONFIRMATION ORDER   . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE IV - CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
             ----------

         SECTION 4.01  EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         SECTION 4.02  EACH CREDIT EVENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

ARTICLE V - AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
            ---------------------

         SECTION 5.01  FINANCIAL STATEMENTS AND OTHER INFORMATION . . . . . . . . . . . . . . . . . . . . . 59
         SECTION 5.02  NOTICES OF MATERIAL EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
         SECTION 5.03  INFORMATION REGARDING COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         SECTION 5.04  EXISTENCE; CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
         SECTION 5.05  PAYMENT OF OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         SECTION 5.06  MAINTENANCE OF PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         SECTION 5.07  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         SECTION 5.08  CASUALTY AND CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         SECTION 5.09  BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS . . . . . . . . . . . . . . . . . . . 63
         SECTION 5.10  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
         SECTION 5.11  USE OF PROCEEDS AND LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . 64
         SECTION 5.12  ADDITIONAL SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
         SECTION 5.13  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         SECTION 5.14  INTEREST RATE PROTECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         SECTION 5.15 NON-CONSOLIDATION OF UNRESTRICTED SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . 65
         SECTION 5.16 ENVIRONMENTAL REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         SECTION 5.17 POST-CLOSING ITEMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

ARTICLE VI - NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
             ------------------

         SECTION 6.01  INDEBTEDNESS; CERTAIN EQUITY SECURITIES  . . . . . . . . . . . . . . . . . . . . . . 67
         SECTION 6.02  LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 6.03  FUNDAMENTAL CHANGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 6.04  INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS  . . . . . . . . . . . . . 69
         SECTION 6.05  ASSET SALES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         SECTION 6.06  SALE AND LEASEBACK TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 6.07  HEDGING AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 6.08  RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS  . . . . . . . . . . . . . . . 72
         SECTION 6.09  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
         SECTION 6.10  RESTRICTIVE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
         SECTION 6.11  AMENDMENT OF MATERIAL DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . 73
         SECTION 6.12  CONSOLIDATED INTEREST COVERAGE RATIO . . . . . . . . . . . . . . . . . . . . . . . . 73
         SECTION 6.13  CONSOLIDATED FIXED CHARGE COVERAGE RATIO . . . . . . . . . . . . . . . . . . . . . . 74

         SECTION 6.14  CONSOLIDATED FUNDED DEBT RATIO . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 6.15  CONSOLIDATED CAPITAL EXPENDITURES  . . . . . . . . . . . . . . . . . . . . . . . . .  75

ARTICLE VII - EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
              -----------------

ARTICLE VIII - THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
               ------------------------

ARTICLE IX - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
             -------------

         SECTION 9.01  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 9.02  WAIVERS; AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 9.03  EXPENSES; INDEMNITY; DAMAGE WAIVER . . . . . . . . . . . . . . . . . . . . . . . . .  83
         SECTION 9.04  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 9.05  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         SECTION 9.06  COUNTERPARTS; INTEGRATION; EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 9.07  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 9.08  RIGHT OF SETOFF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 9.09  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF  PROCESS  . . . . . . . . . . . .  88
         SECTION 9.10  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         SECTION 9.11  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         SECTION 9.12  CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         SECTION 9.13  INTEREST RATE LIMITATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         SECTION 9.14  INTERCREDITOR AGREEMENT CONTROLS UPON DEFAULT  . . . . . . . . . . . . . . . . . . .  90


         SCHEDULES:

         Schedule 1.01   - Mortgaged Property, etc.
         Schedule 2.01   - Commitments
         Schedule 2.04   - Existing Letters of Credit
         Schedule 3.05(b)- Real Property Assets
         Schedule 3.05(c)- Condemnation Proceedings
         Schedule 3.07(b)- Material Agreements
         Schedule 3.10   - ERISA Matters
         Schedule 3.12   - Corporate Ownership
         Schedule 3.13   - Insurance
         Schedule 3.20   - Filing Locations
         Schedule 6.01   - Existing Indebtedness
         Schedule 6.02   - Existing Liens
         Schedule 6.04(b)- Existing Investments
         Schedule 6.10   - Existing Restrictions



         EXHIBITS:

         Exhibit A   - Form of Assignment and Acceptance

         Exhibit B-1 - Form of Opinion of Borrower's Counsel
         Exhibit B-2 - Form of Opinion of Borrower's Local Counsel
         Exhibit C   - Form of Guaranty Agreement
         Exhibit D   - Form of Intercreditor Agreement
         Exhibit E   - Form of Pledge Agreement
         Exhibit F   - Form of Security Agreement
         Exhibit G   - Form of Indemnity, Subrogation and Contribution Agreement
         Exhibit H   - Form of Mortgage
         Exhibit I   - Form of Cash Collateral Agreement
         Exhibit J-1 - Form of Revolving Note
         Exhibit J-2 - Form of Term Note
         Exhibit K   - Form of Landlord Waiver

    CREDIT AGREEMENT, dated as of June 28, 2000, among PURINA MILLS, INC., a Delaware corporation, the LENDERS party hereto, and CHASE BANK OF TEXAS, N.A., as Administrative Agent.

    PRELIMINARY STATEMENTS

    A. The Borrower, the Subsidiary Loan Parties (such defined term and all other terms used without being defined have the meanings set forth in Article
I) and other Persons incurred indebtedness under the Credit Agreement, dated as of March 12, 1998 (as amended, the "Prepetition Credit Agreement"), with the Lenders and the Administrative Agent.

    B. The Borrower and the Subsidiary Loan Parties filed voluntary cases (collectively, the "Bankruptcy Cases") under the United States Bankruptcy Code, 11 U.S.C.Sections 101 et. seq. (the "Bankruptcy Code"), on October 28, 1999, in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

    C. The Borrower and the Subsidiary Loan Parties filed a Second Amended Plan of Reorganization dated February 22, 2000 (the "Plan of Reorganization") with the Bankruptcy Court.

    D. The Borrower, as debtor and debtor-in-possession, PM Holdings Corporation ("Holdings") and certain of its Subsidiaries obtained debtor-in-possession financing pursuant to a Revolving Credit and Guaranty Agreement, dated as of October 28, 1999 (the "DIP Credit Agreement"), among such Persons, the Administrative Agent and certain other Persons.

    E. Pursuant to the Plan of Reorganization, subject to the terms and conditions of this Agreement, the Borrower has agreed to borrow the Term Loan in respect of the Lenders' claims under the Prepetition Credit Agreement and to obtain the Revolving Loan Commitment in order to refinance the loans and letters of credit that are outstanding under the Prepetition Credit Agreement and DIP Credit Agreement and obtain financing for working capital and general corporate purposes.

    F. The Plan of Reorganization was confirmed by order of the Bankruptcy Court on April 5, 2000 (the "Confirmation Order").

    G. This Agreement evidences, and sets forth the terms and conditions of, the Loans.

    In consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

                                   ARTICLE I

                                  Definitions

         SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Access Waiver" has the meaning set forth in clause (e) of the definition "Collateral and Guaranty Requirement".

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means Chase Bank of Texas, N.A., in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any Assignment and Acceptance.

         "Applicable Rate" means, for any day:

         (a) with respect to any ABR Loan or Eurodollar Loan that is a Term Loan, the applicable rate per annum set forth below under the caption "ABR Spread," or "Eurodollar

Spread," as the case may be, for the periods indicated:



=========================================================================================
           PERIOD OF TERM LOAN                  EURODOLLAR SPREAD           ABR SPREAD
-----------------------------------------------------------------------------------------
    Effective Date through and                      2.75%                     1.75%
    including June 30, 2001
-----------------------------------------------------------------------------------------
    July 1, 2001 through and                        3.25%                     2.25%
    including June 30, 2002
-----------------------------------------------------------------------------------------
    Thereafter                                      3.50%                     2.50%
=========================================================================================


          (b) with respect to: (i) any Eurodollar Loan that is a Revolving Loan, 2.75% per annum, or (ii) any ABR Loan that is a Revolving Loan, 1.75% per annum; and

          (c) with respect to the commitment fees payable hereunder, a rate per annum equal to .50%.

          "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Asset Coverage Requirement" means the requirement that

          (a) the sum (without duplication) of (i) 80% of the aggregate amount of all trade receivables of the Borrower plus (ii) 50% of the aggregate amount of all other receivables of the Borrower plus (iii) 50% of the aggregate amount of all inventory of the Borrower equals or exceeds $40,000,000 (the "Receivable and Inventory Minimum Amount"); and

          (b) the aggregate amount of all property, plant and equipment of the Borrower minus all depreciation with respect thereto, equals or exceeds $140,000,000 (the "Other Property Minimum Amount").

For purposes hereof, the (i) Asset Coverage Requirement shall be calculated on a net book value basis as reported in the financial statements most recently delivered pursuant to Section 5.01(a) or (b), as the case may be, prior to the payment of any principal of, or interest on, any Term Loan, (ii) the Other Property Minimum Amount shall be reduced, dollar-for-dollar, by the net book value of all property, plant and equipment that is sold by the Borrower if the Net Proceeds thereof are applied as provided in Section 2.10(c) and (iii) the Receivable and Inventory Minimum Amount shall be reduced, dollar-for-dollar, by the net book value of all swine inventory forming a part of a Non-Core Asset Transaction that is sold outside the ordinary course of business by the Borrower if the Net Proceeds thereof are applied as provided in Section 2.10(c).

          "Asset Disposition" means any Disposition of Property by the Borrower or any of its Subsidiaries to any Person (other than to the Borrower or any Subsidiary Loan Party) in one or a series of related transactions.

          "Assignment and Acceptance " means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Bankruptcy Cases" has the meaning set forth in Preliminary Statement "B" to this Agreement.

          "Bankruptcy Code" has the meaning set forth in Preliminary Statement "B" to this Agreement.

          "Bankruptcy Court" has the meaning set forth in Preliminary Statement "B" to this Agreement.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means Purina Mills, Inc., a Delaware corporation.

          "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property, which obligations are required under GAAP to be classified and accounted for as a liability as a capital lease on a balance sheet of such Person.

          "Cash Collateral Account" means the cash collateral account or accounts maintained pursuant to the Cash Collateral Agreement.

          "Cash Collateral Agreement" means the Cash Collateral Agreement, substantially in the form of Exhibit I, between the Borrower and the Administrative Agent.

          "Change in Control" means (a) the failure of GSC Partners to own, at any time, free and clear of all Liens, at least 12.5% of the aggregate issued and outstanding Equity Interests (on a fully diluted basis) of the Borrower;
(b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder), other than GSC Partners, of Equity Interests representing more than 32.5% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Borrower; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated on the Effective Date of this Agreement; (d) the failure of there to be on the board of directors of the Borrower at least one employee of GSC Partners; or (e) the failure of the Person referred to in the preceding clause (d) and the Independent Directors to collectively constitute a majority of the board of directors of the Borrower.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

          "Collateral and Guaranty Requirement" means the requirement that:

          (a) the Administrative Agent shall have received from each Loan Party (i) each

Security Document applicable to it duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to each Security Document applicable to it, in each case in the form specified therein, duly executed and delivered on behalf of each such Loan Party;

          (b) 100% of the outstanding Equity Interest (i) of each Subsidiary Loan Party and (ii) of any other Person (other than Permitted Investments) owned by any Loan Party to the extent not prohibited by the organizational documents of each such Person shall, in each case, have been pledged pursuant to the Pledge Agreement (except that there shall not be required to be pledged more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto indorsed in blank;

          (c) all Indebtedness of any Person which is owed, either in whole or in part by any Loan Party, that is owing to any Loan Party or pursuant to any Sales Enhancement Loan or Sales Enhancement Guaranty shall be evidenced by a promissory note or other instrument satisfactory to the Administrative Agent that has been pledged pursuant to the Security Agreement and the Administrative Agent shall have received all such promissory notes and instruments, together with instruments of transfer with respect thereto indorsed in blank; provided, however, that each promissory note or other instrument evidencing a Sales Enhancement Loan or Sales Enhancement Guaranty with respect to Indebtedness in an amount (i) that is equal to or greater than $25,000 and less than $100,000 shall not be required to be delivered to the Administrative Agent unless so requested by the Administrative Agent or (ii) that is less than $25,000 shall not be required to be delivered to the Administrative Agent unless an Event of Default has occurred and is continuing and the Administrative Agent has requested delivery of the same (whereupon following any such request by the Administrative Agent to the Borrower the foregoing shall be promptly delivered to the Administrative Agent);

          (d) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage in favor of the Administrative Agent as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, (iii) a certificate from a Responsible Officer certifying to such Responsible Officer's knowledge (after due inquiry) that attached thereto are true and correct copies of all building, construction, environmental and other permits, licenses, consents, authorizations and other approvals required or useful in connection with the current ownership, operation, occupation, and use of the Mortgaged Property, together with evidence in form and substance satisfactory to the Administrative Agent and each Lender to the effect that such Mortgaged Property benefits from such zoning classifications and entitlements as may be necessary or desirable for its intended use, (iv) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the

Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property (the information and materials provided pursuant to clauses
(iii) and (iv) with respect to the Mortgaged Property shall only be in a level of detail, as reasonably required by the Administrative Agent, so that the Administrative Agent can determine the scope of, and exceptions relating to, the title insurance referenced in clause (ii)) and (v) with respect to all Real Property Assets (x) identified on Part C of Schedule 1.01 and (y) that are leased by any Loan Party after the Effective Date and have Property located thereon with an aggregate net book value of $500,000 or more, Landlord Waivers (provided with respect to the preceding clause (x) the Borrower shall only be required to obtain Landlord Waivers on a reasonable best efforts basis);

          (e)    the Administrative Agent shall have received with respect to
(i) the real Property identified on Part D of Schedule 1.01 and (ii) all other Property of the Loan Parties with an aggregate net book value of $500,000 or more that is located on any real Property that is owned or controlled by a Person that is not a Loan Party, waivers (each an "Access Waiver") from the Person that owns or controls the relevant real Property acknowledging, on terms reasonably satisfactory to the Administrative Agent, the Administrative Agent's security interest in the Loan Parties' personal Property located thereon and its right to remove the same (subject to the terms of the Loan Documents), provided that (x) the Borrower shall only be required to obtain the waiver required by clause (i) above on a reasonable best efforts basis and (y) the Administrative Agent may waive the requirements of clause (ii) above if the aggregate net book value of the Loan Parties' personal Property that is located on any such real Property is less than $1,500,000;

          (f) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents (including, without limitation, with respect to the Sales Enhancement Loans and Sales Enhancement Guaranties, subject to the proviso contained in clause (c)), shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

          (g) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.



          "Commitment" means a Revolving Commitment, Term Commitment or any combination thereof (as the context requires).

          "Commodity Swap Agreement" means any contract for sale for future delivery of commodities (whether or not the subject commodities are to be delivered), hedging contract, forward contract, swap agreement, futures contract or other commodity pricing protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in prices of the subject commodities.

          "Confirmation Order" shall have the meaning set forth in Preliminary Statement "F" to this Agreement.

          "Consolidated Capital Expenditures" means, for any period, without duplication, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized for the consolidated balance sheet of the Borrower) by the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) during such period, that, in conformity with GAAP, are included in "consolidated capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Borrower. For purposes of this definition, the purchase price of equipment that is purchased reasonably contemporaneously with the trade-in of existing equipment owned by the Borrower or any Subsidiary (other than Unrestricted Subsidiaries) or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less any credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Consolidated EBITDA" means, for any period, the Consolidated Net Income of the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) for such period adjusted to exclude the following items of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) Consolidated Interest Expense, (b) any noncash interest expense, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets (including amortization relating to "Reorganization Value in Excess of Identifiable Assets" or other amortization resulting from fresh start accounting), (f) provisions for reserves or actual charges for restructuring, including, but not limited to, severance and employee retention payments, (g) any extraordinary, unusual or nonrecurring gains or losses or charges or credits, (h) any gain or loss associated with the sale or write-down of assets,
(i) any gain or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Borrower or any Subsidiary (other than Unrestricted Subsidiaries) by the entity accounted for by the equity method of accounting) and (j) bankruptcy reorganization professional fees and expenses and financing fees and expenses.

          "Consolidated Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA for the Measurement Period then most recently ended to (b) the sum of (i) Consolidated Interest Expense for such Measurement Period, plus (ii) Consolidated Capital Expenditures for such Measurement Period, plus (iii) subject to Section 6.08, the aggregate amount of cash dividends paid by the Borrower with respect to its common stock during such Measurement Period, plus (iv) scheduled repayments of principal of the Term Loan for such Measurement Period, plus (v) Consolidated Tax Expense for such Measurement Period.

          "Consolidated Funded Debt Ratio" means, at any date of determination, the ratio of (a) the aggregate principal amount of Funded Debt Outstanding as of the last day of the Measurement Period then most recently ended to (b) Consolidated EBITDA for such Measurement Period.

          "Consolidated Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA for the Measurement Period then most recently ended to (b) Consolidated Interest Expense for such Measurement Period.

          "Consolidated Interest Expense" means, for any period, the difference between (a) the total interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs under Interest Rate Swap Agreements to the extent such costs are allocable to such period in accordance with GAAP), minus
(b) the aggregate amount of interest expense with respect to the Senior Subordinated Notes.

          "Consolidated Net Income" of any Person means, for any period, the net income of such Person for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Tax Expense" means, for any period, the difference of
(a) cash income taxes paid by the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) during such period minus (b) the sum of (i) all cash income taxes paid arising from the discharge of Indebtedness (exclusive of such additional income taxes paid and attributable to the reduction of basis of depreciable assets of $87,000,000 or less over the life of the assets), and the implementation of the mergers and restructuring transactions contemplated by the Plan of Reorganization, plus (ii) all income taxes paid by the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) during such period on account of any extraordinary, unusual, or non-recurring gains.

          "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Core Asset Transaction" means any Asset Disposition or Recovery Event with respect to any Property of the Borrower or its Subsidiaries, other than any Asset Disposition or Recovery Event that constitutes a Non-Core Asset Transaction.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" means (a) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan, or (b) in the case of any other amount, 2% per annum plus the rate applicable to ABR Term Loans.

          "DIP Credit Agreement" has the meaning set forth in Preliminary Statement "D" to this Agreement.

          "Disclosed Matters" means those matters disclosed in the Disclosure Schedules attached hereto.

          "Disposition" means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, liquidation or other disposition thereof. The terms "Dispose" and "Disposed of" have the same meanings.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).


          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority that are applicable to the business or any property or asset (in each case, either current or former) of the Borrower or any of its Subsidiaries and relate in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.


          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means, with respect to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the applicable notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or MultiEmployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any MultiEmployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a MultiEmployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excess Cash Flow" means (a) Consolidated EBITDA for any Fiscal Year of the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries), minus (b) for each such Fiscal Year, for the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) on a consolidated basis, the sum of (i) actual cash payments of principal of the Term Loans during such Fiscal Year, exclusive of prepayments of the Term Loans pursuant to Section 2.10(c), plus
(ii) Consolidated Interest Expense paid during such Fiscal Year, plus (iii) cash income taxes applicable to such Fiscal Year and paid by the Borrower or its Subsidiaries (other than Unrestricted Subsidiaries) prior to the determination of Excess Cash Flow for such Fiscal Year, plus (iv) actual Consolidated Capital Expenditures (including with respect to Capital Lease Obligations of the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries)) paid in cash during such Fiscal Year; provided, that with respect to Fiscal Year 2000, Excess Cash Flow shall be calculated for the period beginning on the Effective Date and ending on December 31, 2000.

          "Exchange Rate Swap Agreement" means any contract for sale, purchase, or exchange or for future delivery of foreign currency (whether or not subject currency is to be delivered or exchanged), hedging contract, forward contract, swap agreement, futures contract, or other foreign exchange protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in foreign exchange rates.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender, any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.16(a), or
(ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Fiscal Month" means each month of a Fiscal Year.

          "Fiscal Quarter" means each quarter of a Fiscal Year.

          "Fiscal Year" means each Fiscal Year of the Borrower, which as of the Effective Date ends on December 31st.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "Funded Debt Outstanding" means, at any date of determination, the sum of, without duplication, the following obligations of the Borrower and its
Subsidiaries: (i) the aggregate outstanding principal amount of all Indebtedness of the type referred to in clause (a) of the definition thereof (including the Loans), plus (ii) all outstanding Capital Lease Obligations, plus (iii) all Guaranty Obligations with respect to any of the foregoing under which demand has been made for payment.

          "GAAP" means generally accepted accounting principles in effect as of December 31, 1999; provided, however, that the financial statements delivered pursuant to Section 5.01 shall be prepared in accordance with GAAP as in effect from time to time.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case that has jurisdiction over the business, operations or Property of the Borrower or any of its Subsidiaries.

          "GSC Partners" means, collectively, GSCP Recovery Inc. or any other entity or fund owned or controlled (which term shall include the management of any fund) by either (a) GS Investments II L.L.C. or GSCP (NJ) L.P. or (b) any other entity having substantially the same ownership and control of either entity referred to in the preceding clause (a).

          "Guaranty Agreement" means the Guaranty Agreement, substantially in the form of Exhibit C, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Lender Parties.

          "Guaranty Obligation" or "Guaranty" means, as to any Person (the "Guaranteeing person"), any obligation of (a) the Guaranteeing person or (b) another Person (including without limitation any bank under any letter of credit) to induce the creation of which the Guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case Guaranteeing or in effect Guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Persons (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the Guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purposes of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guaranty Obligation does not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any Guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such Guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such Guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guaranteeing Obligation shall be the Guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means (a) any Commodity Swap Agreement, (b) any Interest Rate Swap Agreement or (c) any Exchange Rate Swap Agreement.

          "Holdings" has the meaning set forth in Preliminary Statement "D" to this Agreement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money and obligations evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments;
(c) all obligations of such Person to pay the deferred purchase price of Property or services (other than borrowed money and current accounts payable incurred in the ordinary course of business); (d) all Capital Lease Obligations of such Person; (e) all Guaranty Obligations of such Person with respect to other items included in this definition; (f) all Indebtedness of others secured by any Lien upon Property by such Person, whether or not assumed; (g) all obligations to deliver goods or services in consideration of advance payments, excluding such obligations incurred in the ordinary course of business as conducted by the Borrower and its Subsidiaries; and (h) the net amount of obligations of such Person under agreements of the types described in the definitions of Commodity Swap Agreements, Exchange Rate Swap Agreements and Interest Rate Swap Agreements.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit H, among the Borrower and Subsidiary Loan Parties.

          "Independent Director" means any individual (which term shall include for purposes of this definition any parent, child, spouse or sibling of any such individual) who is not at the time of his appointment as a member of the board of directors of the Borrower and during the preceding five years a director, officer or employee of (a) the Borrower, any of its Subsidiaries or any of their Affiliates or (b) any customer, supplier or competitor thereof.

The Administrative Agent shall exercise its reasonable discretion in determining whether any Person satisfies the criteria (as set forth in this definition) for being an Independent Director.

          "Intercreditor Agreement" means the Intercreditor Agreement, substantially in the form of Exhibit E, among the Lenders and the Administrative Agent.

          "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.06.

          "Interest Payment Date" means the last Business Day of each calendar month.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Interest Rate Swap Agreement" means any rate swap, rate cap, rate floor, rate collar, forward rate agreement, futures or other rate protection agreement or option with respect to any such transaction designed to hedge against fluctuations in interest rates.

          "Issuing Bank" means Chase Bank of Texas, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Landlord Waiver" means a landlord waiver substantially in the form of Exhibit K, or such other form, from time to time, as may be reasonably acceptable to the Administrative Agent.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on contract or constitutional, common law, or statutory law, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, liens, and other statutory, constitutional, or common law rights of landlords, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          "Loan Documents" means, collectively, this Agreement, the other Security Documents, the Indemnity, Subrogation and Contribution Agreement, each Assignment and Acceptance, and each other document, instrument, or agreement entered into from time to time in connection therewith.

          "Loan Parties" means, collectively, the Borrower and the Subsidiary Loan Parties.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this

Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, or the Borrower and the Subsidiary Loan Parties, in each case taken as a whole, (b) the ability of the Borrower and the Subsidiary Loan Parties, taken as a whole, to perform any of their obligations under any Loan Document or (c) the validity or enforceability of any Loan Document or the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders under any Loan Document.

          "Material Agreement" means each agreement that, if breached by the Borrower or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

          "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiary Loan Parties in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary Loan Party would be required to pay if such Hedging Agreement were terminated at such time.

          "Measurement Period" means, at any date of determination, the period of the four consecutive Fiscal Quarters of the Borrower most recently ended for which financial statements are required to have been delivered pursuant to
Section 5.01.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien in favor of the Administrative Agent on any Mortgaged Property, substantially in the form of Exhibit G.

          "Mortgaged Property" means, (a) each Real Property Asset identified on Part A of Schedule 1.01, (b) on the date that is not later than 90 days after the Effective Date each Real Property Asset identified on Part B of
Schedule 1.01, and (c) each other Real Property Asset with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

          "MultiEmployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" means with respect to any event (including pursuant to any Asset Disposition or Recovery Event) (a) the gross cash proceeds received or receivable (including pursuant to any deferred payments as and when received) by the Borrower or any Subsidiary Loan Party in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds and
(iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiary Loan Parties to third parties (other than Affiliates) in connection with such event, (ii) in the case of any Asset Disposition (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiary Loan Parties as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of (x) all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiary Loan Parties and
(y) any reserves established by the Borrower and the Subsidiary Loan Parties to fund contingent liabilities reasonably estimated to be payable during the year that such event occurred and the immediately following year, which are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer and after taking into account any available tax credits or deductions and any tax sharing arrangements); provided, that (A) the unused portion of any such reserves shall constitute Net Proceeds on the date upon which the related contingent liabilities terminate and (B) all amounts reserved on account of contingent liabilities (other than taxes) of $250,000 or more shall be held in the Cash Collateral Account pursuant to the Cash Collateral Agreement.

          "Non-Core Asset Transactions" means any Asset Disposition or Recovery Event with respect to any or all of the following: (a) the cash surrender of life insurance policies of Responsible Officers; and (b) the other Property identified in the letter agreement delivered pursuant to Section 4.01(v).

          "Note" means, as the context may require, a Revolving Note or Term Note, as the case may be.

          "Obligations" means (a)(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any Subsidiary Loan Party to the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower or any Subsidiary Loan Party under or pursuant to this Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of the Borrower or any Subsidiary Loan Party under each Hedging Agreement entered into with any counterparty that was a Lender at the time such Hedging Agreement was entered into.

          "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "Paid in Full" has the meaning assigned to such term in the Intercreditor Agreement, except that reference therein to the "Revolving Obligations" shall refer to all the Obligations.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Perfection Certificate" means the Perfection Certificate, substantially in the form of Annex 2 to the Security Agreement.

          "Permitted Dealer/Employee Stock Program" means any program of the Borrower whereby the Borrower purchases its common stock from a Person that is not an Affiliate and resells such common stock to its employees, officers, directors or animal feed and nutrition products dealers, provided that (a) each such transaction that is consummated individually or each series of related transactions that are consummated substantially concurrently (taken as a whole) do not result in any such case in any gain or loss (whether in the form of cash, Property or otherwise) to the Borrower or its Subsidiaries; (b) the Borrower does not purchase any of its common stock unless it has one or more legally binding written commitments from the applicable employees, officers, directors or dealers, as the case may be, to purchase all of the same; (c) not later than 90 days after the Borrower purchases any of its common stock it sells all of the same to the applicable employees, officers, directors or dealers, as the case may be, pursuant to its binding commitments; (d) the aggregate market value of common stock purchased by the Borrower and for which cash proceeds have not been received by the Borrower pursuant to the Permitted Dealer/Employee Stock Program shall not exceed in the aggregate at any time $3,500,000; (e) the Permitted Dealer/Employee Stock Program is operated, and all the transactions entered into pursuant thereto are completed, in compliance with all applicable laws, rules and regulations; and (f) none of the transactions entered into pursuant to the Permitted Dealer/Employee Stock Program, individually or in the aggregate, shall result in or cause the Borrower to violate any of the terms contained in this Agreement or the other Loan Documents, or result in a Change in Control.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

          (c) pledges, deposits and other Liens made or incurred in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII and in respect of which adequate reserves have been established in accordance with GAAP; and

          (f) easements, zoning restrictions, rights-of-way, reservations, declarations, covenants and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary Loan Party;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally Guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper (or participations in commercial paper programs maintained by The Chase Manhattan Bank or its Affiliates) maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of not less than A-1 from S&P or P-1 from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or Guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

          "Person" means any individual, partnership, firm, corporation (including, without limitation, the Borrower), limited liability company, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan" means any employee pension benefit plan (other than a MultiEmployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA; provided, however, that the foregoing shall not include any such employee pension benefit plan of Koch Industries, Inc. in which either (x) none of the Borrower or any of its Subsidiaries is liable in any respect, either directly or indirectly, or (y) the Borrower has received a complete indemnity from Koch Industries, Inc. that is in full force and effect.

          "Plan of Reorganization" has the meaning set forth in Preliminary Statement "C" to this Agreement.

          "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

          "Prepayment Event" means:

          (a) any Asset Disposition (including pursuant to a sale and leaseback transaction and liquidation or dissolution of a Subsidiary) of any Property of the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b) or (d) of Section 6.05 or pursuant to clauses (a)(i) or
(a)(ii) of Section 6.03;

          (b) any Recovery Event with respect to any Property of the Borrower or any Subsidiary;

          (c) the issuance by the Borrower or any Subsidiary of any Equity Interests, or the receipt by the Borrower or any Subsidiary of any capital contribution, other than (i) any such capital contribution from the Borrower to any Subsidiary Loan Party, (ii) pursuant to the Permitted Dealer/Employee Stock Program and (iii) as provided in clause (b)(iii) of the definition of "Unrestricted Subsidiary"; and

          (d) the incurrence by the Borrower or any Subsidiary of any Indebtedness other than Indebtedness permitted pursuant to Section 6.01.

          "Prepetition Credit Agreement" has the meaning set forth in Preliminary Statement "A" to this Agreement.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Pro Forma Compliance" means (a) the Borrower shall be in pro forma compliance with the covenants set forth in Sections 6.12 through 6.14 recomputed, with respect to income statement items, as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered in accordance with subsection 5.01 as if the events with respect to which Pro Form Compliance is being measured had occurred on the first day of the twelve- month period ending on such last day of the most recently ended Fiscal Quarter for which financial statements have been delivered and (b) no Default or Event of Default shall exist either immediately prior to the events with respect to which Pro Forma compliance is being determined or after giving effect to such events.

          "Real Property Assets" means all interests (including leasehold interests) of the Borrower and its Subsidiaries in real property.

          "Recovery Event" means settlement of or payment in respect of any property or casualty insurance claims or any condemnation proceeding relating to any Property of the Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries).

          "Register" has the meaning set forth in Section 9.04.

          "Reinvestment Deferred Amount" means with respect to any Reinvestment Event, the aggregate Net Proceeds received or receivable by the Borrower or any Subsidiary Loan Party in connection therewith that are not applied to prepay the Loans under Section 2.10(c) as a result of delivering the Reinvestment Notice.

          "Reinvestment Event" means any Asset Disposition or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice" means a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary Loan Party) intends and expects to use all or a specified portion of the Net Proceeds of an Asset Disposition with respect to a Core Asset Transaction to acquire or improve Property useful in its or their business or, in the case of a Recovery Event with respect to a Core Asset Transaction only, to repair, restore, rebuild or replace the Property which was the subject of the Recovery Event. A Reinvestment Notice must be delivered by the Borrower to the Administrative Agent not later than, with respect to any Asset Disposition, three days prior to the date each such Asset Disposition is consummated, and with respect to any Recovery Event, not later than 30 days after the Borrower's receipt of proceeds of such Recovery Event. No Reinvestment Notice may be delivered by the Borrower with respect to Net Proceeds of Asset Dispositions or Recovery Events exceeding $5,000,000 during any period of 12 consecutive months or with respect to a Non-Core Asset Transaction, other than Reinvestment Notices delivered with respect to the destruction, either in the entirety or substantially in the entirety, of a manufacturing facility as provided in the definition of "Reinvestment Prepayment Date".

          "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating to such Reinvestment Event minus the Net Proceeds with respect thereto that the Borrower has indicated, pursuant to a Reinvestment Notice duly delivered to the Administrative Agent as provided in the definition thereof, it intends (directly or indirectly through a Subsidiary Loan Party) to reinvest in its or their business prior to the relevant Reinvestment Prepayment Date.

          "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (a) the date occurring nine months after such Reinvestment Event, and (b)(i) in the case of any Asset Disposition, the date on which the Borrower has determined not to, or has otherwise ceased to, acquire Property useful in the Borrower's or the Subsidiary Loan Parties' business with all or any portion of the relevant Reinvestment Deferred Amount or (ii) in the case of a Recovery Event, to repair, restore, rebuild or replace the Property which was the subject of the Recovery Event; provided, that in the case of any Recovery Event with respect to any manufacturing facility that was destroyed, either in the entirety or substantially in the entirety, the nine month period referred to in clause (a) shall be extended to 18 months (or such longer period as is acceptable to the Administrative Agent) if (w) the Borrower is repairing, rebuilding or replacing all or substantially all of such manufacturing facility, (x) the Borrower is diligently proceeding to complete such repair, rebuilding or replacement but cannot complete the same within such nine month period, (y) the Borrower has expended not less than 50% of the Recovery Event proceeds within the nine month period following the relevant Reinvestment Event and (z) the Borrower continues to diligently proceed to complete such repair, rebuilding or replacement within such extended period.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, (a) the Required Revolving Lenders and (b) the Required Term Lenders.

          "Required Revolving Lenders" means, at any time, Revolving Lenders whose aggregate pro rata share of the then aggregate unused Revolving Commitments, Revolving Loans and LC Exposure is at least 51%.

          "Required Term Lenders" means, at any time, Term Lenders whose aggregate pro rata share of the aggregate principal amount of all the Term Loans then outstanding is at least 51% or, if no such Term Loans are then outstanding, Term Lenders whose then aggregate pro rata share of the aggregate Term Commitment of all the Term Lenders is at least 51%.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws, the partnership agreement or other organizational or governing documents for such Person, and any law, treaty, rule or regulation, or determination, judgment, writ, injunction, decree or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means any of the President, Chief Executive Officer or Chief Financial Officer of the Borrower.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

          "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $50,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

          "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

          "Revolving Loan" means a Loan made pursuant to clause (c) of Section 2.01.

          "Revolving Maturity Date" means December 31, 2002.

          "Revolving Note" means a promissory note of the Borrower and issued to a Revolving Lender, substantially in the form of Exhibit J-1, which promissory note shall evidence the aggregate Revolving Loans owing by the Borrower to each such Revolving Lender.

          "S&P" means Standard & Poor's.

          "Sales Enhancement Guaranties" means any Guaranty Obligations of the Borrower or any Subsidiary Loan Party of Indebtedness of their customers, including, without limitation, animal feed and nutrition and nutrition products dealers and animal producers, which Indebtedness was incurred (a) to finance Consolidated Capital Expenditures of such customers or to provide working capital to such customers, (b) in the ordinary course of business of the Borrower and (c) in connection with the Borrower's business strategy to increase sales of animal feed and nutrition products.

          "Sales Enhancement Loans" means loans made by the Borrower or any Subsidiary Loan Party to their customers, including, without limitation, animal feed and nutrition products dealers and animal producers, which Loans are made
(a) to finance Consolidated Capital Expenditures of such customers for fixed assets or to provide working capital to such customers, (b) in the ordinary course of business of the Borrower and (c) in connection with the Borrower's business strategy to increase sales of animal feed and nutrition products.

          "Secured Parties" has the meaning assigned to that term in the Security Agreement.

          "Security Agreement" means the Security Agreement, substantially in the form of Exhibit G, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

          "Security Documents" means the Guaranty Agreement, the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to
Section 5.12 or 5.13 to secure any of the Obligations.

          "Senior Subordinated Notes" means the senior subordinated notes issued pursuant to the Senior Subordinated Notes Indenture in an amount of up to $350,000,000.

          "Senior Subordinated Notes Indenture" means the Indenture, dated as of March 12, 1998, between the Borrower and The First National Bank of Chicago, as Trustee, relating to the Borrower's 9.0% Senior Subordinated Notes Due 2010.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject
(a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for pro-ration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Secured Parties" has the meaning provided for in the Security Agreement.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower. For purposes of the representations and warranties made herein on the Effective Date, the term "Subsidiary" includes each of the Borrower and its subsidiaries.

          "Subsidiary Loan Party" means any (a) Wholly-Owned Subsidiary of the Borrower (other than Unrestricted Subsidiaries) and (b) other Subsidiary that is neither a (i) Foreign Subsidiary nor an (ii) Unrestricted Subsidiary, provided that one or more such other Subsidiaries are not required to be Subsidiary Loan Parties pursuant to this clause (b) unless the aggregate amount of all investments, loans and advances to or in all such other Subsidiaries, together with all investments, loans and advances in (x) Foreign Subsidiaries and (y) Unrestricted Subsidiaries from the source provided in clause (iii)(D) of the definition of "Unrestricted Subsidiaries", does not exceed in the aggregate at any time the sum of (i) the investments in such Subsidiaries on the Effective Date as set forth in Schedule 6.04(b) plus (ii) $22,500,000.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04.  The initial amount of each Lender's Term Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $175,000,000.

          "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

          "Term Loans" means a Loan made pursuant to clause (a) of Section
2.01.

          "Term Maturity Date" means December 31, 2003.

          "Term Note" means a promissory note by the Borrower and issued to a Term Lender, substantially in the form of Exhibit J-2, which promissory note shall evidence the aggregate Term Loans owing by the Borrower to each such Term Lender.

          "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the Borrowing of the Loans, the issuance of Letters of Credit hereunder and the use of the proceeds thereof and (b) the other transactions contemplated under the Plan of Reorganization.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Unrestricted Subsidiary" means any Subsidiary designated as an Unrestricted Subsidiary by the Board of Directors of the Borrower pursuant to a notice delivered to the Administrative Agent as provided below so long as (a) at the time such Subsidiary is acquired or created (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; and (iii) the Borrower shall be in Pro Forma Compliance; and
(b) at all times (i) neither the Borrower nor any Subsidiary Loan Party shall have (A) provided any credit support (whether pursuant to any agreement, undertaking or otherwise), except as provided in Schedule 6.04(b), or (B) any liability, either directly or indirectly and whether pursuant to any agreement, undertaking, law or otherwise, in respect thereof or on account of any Indebtedness of such Subsidiary, except as provided in Schedule 6.04(b); (ii) such Subsidiary shall be operated in compliance with the requirements of
Section 5.15; (iii) such Subsidiary shall be capitalized solely from (A) capital contributed to the Borrower specifically for such purpose, such capital contribution to be substantially contemporaneously contributed by the Borrower to such Unrestricted Subsidiary or used to effect its acquisition, as the case may be, (B) investments by Persons other than the

Borrower or any Subsidiary Loan Party, (C) the proceeds of Indebtedness of Persons other than the Borrower or any Subsidiary Loan Party or (D) capital contributed from the Borrower in an amount not to exceed in the aggregate the investments in Unrestricted Subsidiaries set forth in Schedule 6.04(b) plus $22,500,000; (iv) such Subsidiary does not at any time own any Equity Interests, or any warrants, options or other rights to acquire any Equity Interests, of the Borrower or any Subsidiary Loan Party; and (v) such Subsidiary has not acquired any Property from the Borrower or any Subsidiary Loan Party, except as permitted by this Agreement. Notice of any such designation of an Unrestricted Subsidiary by Borrower shall be delivered by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolutions of the Board of Directors of the Company approving such designation and a certificate of a Responsible Officer certifying that such designation complies with the requirements of this definition. Such designation shall become effective upon receipt by the Administrative Agent of the foregoing. Each Unrestricted Subsidiary designated hereunder shall continue to be treated as an Unrestricted Subsidiary for purposes of this Agreement until the Borrower shall deliver notice to the Administrative Agent pursuant to and in compliance with Section 5.16. Any designation of an Unrestricted Subsidiary that fails to comply with the terms of this definition shall be null and void and of no effect whatsoever.

          "Wholly-Owned Subsidiary" of any Person shall mean a subsidiary of such Person of which securities (except for directors, qualifying shares) or other ownership interests representing 100% of the equity, 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly-Owned Subsidiary of such Person or by such Person and one or more Wholly-Owned Subsidiary of such Person.

          "Withdrawal Liability" means liability to a MultiEmployer Plan as a result of a complete or partial withdrawal from such MultiEmployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04 Accounting Terms; Financial Covenants. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.

          (b) In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of the Asset Coverage Requirement or any of the financial covenants set forth in Sections 6.12, 6.13 or 6.14, the Borrower and the Administrative Agent shall enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change, with the desired result that the criteria for calculating the Asset Coverage Requirement and evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as any such amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, the Asset Coverage Requirement and the financial covenants shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to a change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.



                                   ARTICLE II

                                  The Credits

          SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to (a) make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Commitment and (b) make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a

Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.13, each Revolving Borrowing and the Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $3,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments. Borrowings of more than one Type and Class may be outstanding at the same time.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, or the Term Maturity Date, as applicable.

          SECTION 2.03  Requests for Borrowings.   To request any Borrowing,
the Borrower shall notify the Administrative Agent of such request by telephone in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing; provided, that the initial Borrowing hereunder shall require, in any event, not less than one Business Days' notice and shall be made by the Borrower delivering a written Borrowing Request to the Administrative Agent. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly (and, in any event, not later than the close of business on the date of any telephonic Borrowing Request) by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

          (ii)   the aggregate amount of such Borrowing;

          (iii)  the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified with respect to any Term Loan or Revolving Loan, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may, on behalf of itself or any Subsidiary (subject to Section 6.04(m)) request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Borrower acknowledges that as of the Effective Date the Letters of Credit set forth on Schedule 2.04 are outstanding hereunder.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $30,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)    Disbursement Procedures.   The Issuing Bank shall, promptly
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Cash Collateral Account an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of
Article VII.  Each such deposit shall be held by
the Administrative Agent, pursuant to the Cash Collateral Agreement, as collateral for the payment and performance of the obligations of the Borrower under this Agreement. All investments in the Cash Collateral Account shall be made in accordance with the terms of the Cash Collateral Agreement. Moneys in the Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other obligations of the Borrower under this Agreement.

          SECTION 2.05 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may in its sole discretion, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of the Borrower, the highest interest rate then applicable to the relevant Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.06 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (and, in any event, not later than the close of Business on the date of any telephonic Interest Election Request) by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(b) of this Section:

        (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

        (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

        (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

        (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07 Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitment shall terminate at 5:00 p.m., New York City time, on the Effective Date, and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitment; provided that (i) each reduction of the Revolving Commitment shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 (or, if less, the remaining Revolving Commitment) and (ii) the Borrower shall not terminate or reduce the Revolving Commitment if, after giving effect to any concurrent prepayment of the Revolving Loans or cash collateralization of the LC Exposure in accordance with
Section 2.04(j), the sum of the Revolving Exposures would exceed the total Revolving Commitments.

          (c) Concurrently with any mandatory prepayment of the aggregate principal amount of the Revolving Loans or cash collateralization of the LC Exposure pursuant to clause Third of Section 2.10(e)(ii), the Revolving Commitment shall be automatically and permanently reduced dollar-for-dollar by the amount of each such prepayment.

          (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitment under paragraph (b) of this Section, or any required reduction of the Revolving Commitments under paragraph (c) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

          SECTION 2.08 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as and when provided in Section 2.09.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).

          (f) Anything in Sections 2.09, 2.10 and 2.12 to the contrary notwithstanding, all payments of principal of, and accrued interest on, any Term Loan is subject to Section 2.18.

          SECTION 2.09 Amortization and Payment of Term Loans. (a) Subject to adjustment pursuant to prepayments made pursuant to Section 2.11, the Borrower shall repay Term Loan Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

-----------------------------------------------------------------------------------------
                   PAYMENT DATE                               AMOUNT OF REQUIRED
                                                               PRINCIPAL PAYMENT
-----------------------------------------------------------------------------------------
         March 31, 2001                                          $2,000,000
         June 30, 2001                                           $2,000,000
         September 30, 2001                                      $2,000,000
         December 31, 2001                                       $2,000,000
         March 31, 2002                                          $2,000,000
         June 30, 2002                                           $2,500,000
         September 30, 2002                                      $2,500,000
         December 31, 2002                                       $10,000,000
         March 31, 2003                                          $5,000,000
         June 30, 2003                                           $5,000,000
         September 30, 2003                                      $5,000,000
         December 31, 2003                                       $135,000,000
-----------------------------------------------------------------------------------------


          (b) Prior to any repayment of any Term Borrowings of either Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.10 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to voluntarily prepay any Loan in whole or in part, subject to the requirements of this Section, provided that all voluntary prepayments of the Term Loans shall be applied as provided in paragraph (e)(ii).

          (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Loans (or, if no such Revolving Loans are outstanding, cash collateralize the LC Exposure pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary Loan Party in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, prepay the Loans and cash collateralize the LC Exposure in the manner set forth in paragraph (e)(ii), in an aggregate amount equal to
(i) in the case of Net Proceeds of a Non-Core Asset Transaction, 100% of such Net Proceeds until such time as (A) the principal balance of the Term Loan has been reduced to $150,000,000, and (B) thereafter, 50% of such Net Proceeds; and
(ii) in the case of Net Proceeds of a Core Asset Transaction, 100% of the Net Proceeds thereof; provided that, in the case of any Net Proceeds on account of any Core Asset Transaction, if a Reinvestment Notice has been timely delivered by the Borrower to the Administrative Agent (I) no such mandatory prepayment or cash collateralization shall be required as a result thereof unless and until a Reinvestment Prepayment Date shall occur with respect to such Net Proceeds, in which case such mandatory prepayment and cash collateralization shall be made with respect to such Net Proceeds on the Reinvestment Prepayment Date in an amount equal to the Reinvestment Prepayment Amount, and (II) until a Reinvestment Prepayment Date occurs the relevant Net Proceeds pending reinvestment, if they equal or exceed in the aggregate $1,000,000 at any time, shall be held on deposit in the Cash Collateral Account pursuant to the Cash Collateral Agreement; provided, further, that any Net Proceeds from a Prepayment Event that arises from (X) the sale of Equity Interests by the Borrower to its employees, officers or directors shall not be required to be applied to prepay the Loans until such amount equals or exceeds $250,000, in which case all of such Net Proceeds shall be applied to prepay the Loans and cash collateralize the LC Exposure as provided in this clause (c), or (Y) any other Prepayment Event shall not be required to prepay the Loans until such amount equals or exceeds $500,000, in which case all of such Net Proceeds shall be applied to prepay the Loans as provided in this clause (c).

          (d) Following the end of each Fiscal Year of the Borrower, commencing with the Fiscal Year ending December 31, 2000, the Borrower shall prepay the Loans and cash collateralize the LC Exposure on the terms herein required in an aggregate amount equal to (i) 80% of Excess Cash Flow for such Fiscal Year until such time as (A) the aggregate principal amount of the Term Loan has been reduced to $150,000,000, and (B) thereafter, 50% of Excess Cash Flow. Each prepayment pursuant to this paragraph shall be applied in the manner set forth below in paragraph (e)(ii) and made on or before the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the Fiscal Year for which Excess Cash Flow is being calculated (and, in any event, within 105 days after the end of each such Fiscal Year).

          (e)    (i)      Subject to Section 2.10(a), prior to any optional
prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

          (ii) All prepayments of the Loans and cash collateralization of the LC Exposure pursuant to paragraphs (a) (in the case of Term Loans), (c) or (d) shall be applied as follows:

                 First, to the payment of the Term Loan to be applied: (A) until the aggregate principal amount of the Term Loan has been reduced to $150,000,000, first to the principal installment of the Term Loan then due or next becoming due as set forth in Subsection 2.09(a), and second to the balance of the principal installments of the Term Loan due through and including December 31, 2002 as set forth in Section 2.09(a) in the inverse order of maturity, and (B) after the aggregate principal amount of the Term Loan has been reduced to $150,000,000, first to the principal installment of the Term Loan then due or next becoming due as set forth in Section 2.09(a), and second to the balance of the principal installments of the Term Loan set forth in Section 2.09(a) in the inverse order of maturity; and

                 Second, after all principal and accrued interest outstanding under the Term Loan has been paid in full, first, to the payment of the Revolving Loans and, second, to the cash collateralization of the LC Exposure as provided in Section 2.04(j).

          (f) The Borrower shall notify the Administrative Agent by telephone (promptly confirmed by telecopy not later than the close of Business on the date such telephonic notice is given) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          SECTION 2.11 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of each such Revolving Lender during the period from and including the date of this Agreement to but excluding the date on which such Revolving Commitment terminates in the entirety. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of .25% per annum on the average daily amount of the LC Exposure during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.12 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable

Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.14  Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or
(b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation.

          SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest (as reasonably determined by such Lenders) which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.16 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors (including Forms 8-BEN and 8-ECI) thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such form shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement, either on the Effective Date or pursuant to an assignment completed under Section 9.04. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section, a Foreign Lender shall not be required to deliver any form pursuant to this Section that such Foreign Lender is not legally able to deliver.

          SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary Loan Party or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18 Conditions to Payment of Term Loans. Notwithstanding the terms of Sections 2.09, 2.10 and 2.12, no payment of principal of, or accrued interest on, any Term Loan shall be made if, at the time any such payment is made and after giving effect thereto, (a) any Default or Event of Default has occurred and is continuing or (b) the Asset Coverage Requirement has not been satisfied. Not less than one Business Day prior to the making of each such payment, the Borrower shall provide reasonably satisfactory evidence to the Administrative Agent that the Asset Coverage Requirement has been satisfied. All payments which, but for this Section, would have been paid with respect to the Term Loans shall be deposited in the Cash Collateral Account pursuant to the terms of the Cash Collateral Agreement. All amounts on deposit in the Cash Collateral Account shall be applied to repay the Revolving Loans and cash collateralize the LC Exposure upon the taking of any action pursuant to the last paragraph of Article VII or on the Revolving Maturity Date, with the excess, if any, being applied to repay the Term Loans of the relevant Term Lender on behalf of whom such amounts were deposited in the Cash Collateral Account. Amounts on deposit in the Cash Collateral Account shall accrue interest in favor of each relevant Lender to the same extent as if they were outstanding Loans hereunder, subject to the selection of the applicable interest rate option by the Borrower prior to the continuance of any Event of Default. All payments on account of the Term Loans of any Term Lender which are deposited in the Cash Collateral Account and are applied to pay the Revolving Loans during the continuance of any Event of Default or on the Revolving Maturity Date shall be so applied on a pro rata basis. Subject to the preceding sentence, if amounts are deposited in the Cash Collateral Account pursuant to the operation of this Section and the Borrower has complied with the Asset Coverage Requirement for three consecutive Fiscal Quarters, all such amounts on deposit in the Cash Collateral Account (together with accrued interest thereon but after deduction of those amounts referred to in the preceding sentence) shall be paid to the applicable Term Lender for whom such amounts were originally paid by the Borrower.


                                  ARTICLE III

                         Representations and Warranties

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03  Governmental Approvals; No Conflicts.  The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

          SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the Fiscal Year ended December 31, 1999, reported on by KPMG Peat Marwick LLP independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Except as disclosed in the financial statements referred to above and except for the Disclosed Matters, after giving effect to the Transactions, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (c) Since December 31, 1999, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, the Borrower and its Subsidiaries (other than Unrestricted Subsidiaries), taken as a whole (after giving effect to the proceedings related to the Bankruptcy Cases).

          SECTION 3.05 Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Schedule 3.05(b) sets forth the address of each Real Property Asset that is owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date and after giving effect to the Transactions.

          (c) Except as set forth in Schedule 3.05(c), as of the Effective Date neither the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

          SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.07 Compliance with Laws and Agreements. (a) Each of the Borrower and its Subsidiaries is in compliance with all applicable laws, regulations and orders of any Governmental Authority and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          (b) Set forth on Schedule 3.07(b) is a listing, as of the Effective Date, of all Material Agreements. All such Material Agreements are in full force and effect. Neither the Borrower nor any of its Subsidiaries is in default thereunder and none of such Persons has knowledge of any default by any other Person that is a party thereto that may reasonably be expected to have a Material Adverse Effect.

          SECTION 3.08 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10 ERISA. Except as set forth in Schedule 3.10, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000 the fair market value of the assets of such Plan, and, with respect to each such Plan which has (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) accumulated benefit obligations in excess of the fair market value of the assets of such Plan as of the date of the most recent financial statements reflecting such amounts (an "Underfunded Plan"), the present value of all accumulated benefit obligations (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) of all under-funded Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000 the fair market value of the assets of all such under-funded Plans.

          SECTION 3.11  Disclosure.   The Borrower has disclosed to the Lenders
all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12 Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies separately each Subsidiary Loan Party, Foreign Subsidiary, Unrestricted Subsidiary, and each other Subsidiary (together with the related investments therein) referred to in the proviso of the definition of "Subsidiary Loan Party", in each case as of the Effective Date. All such ownership interests in each such Subsidiary are owned by the Borrower free and clear of all Liens whatsoever (other than Liens created by the Security Documents).

          SECTION 3.13 Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

          SECTION 3.14 Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower and each such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

          SECTION 3.15 Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective

Date.

          SECTION 3.16 Computer Systems. The computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its businesses without Material Adverse Effect.

          SECTION 3.17 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to the Borrower or any Subsidiary could reasonably be expected to (a) have a Material Adverse Effect or (b) limit the ability of any Subsidiary to pay dividends or to make distributions or advances to the Borrower or any other Subsidiary.

          SECTION 3.18 Use of Proceeds. The Borrower will use (a) all the proceeds of the Revolving Loans to (i) repay revolving loans and cash collateralize (or provide replacement or back-to-back letters of credit) the letters of credit outstanding under the DIP Credit Agreement and (ii) fund working capital and other general corporate needs of the Borrower and (b) all the proceeds of the Term Loans to repay loans outstanding under the Prepetition Credit Agreement.

          SECTION 3.19 Flood Insurance. To the extent reasonably available, the Borrower has obtained for all Mortgaged Properties which are located in a federally designated "special flood hazard area", as designated in any Flood Insurance Rate Map published by the Federal Emergency Management Agency, such flood insurance in such total amount as the Administrative Agent has from time to time reasonably required.

          SECTION 3.20 Security Documents. (a) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and the proceeds thereof and, when the Collateral is delivered to the Administrative Agent, the Pledge Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person.

          (b) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 of the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (subject to the following paragraph
(c)) other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.2.

          (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the filing of the financing statements referred to in paragraph (b) above, the Security Agreement and such financing statements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other Person.

          (d) The Mortgages are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Borrower's and each other Loan Party's right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on
Schedule 6 of the Perfection Certificate, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by
Section 6.2.

          SECTION 3.21 Copyrights, Trademarks, etc.. The Borrower and each of its Subsidiaries own, or are licensed to use, all copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks, other intellectual property and rights with respect to the foregoing that are (a) used in or necessary for the conduct of their respective businesses as currently conducted and (b) material to the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. The use of such copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks, other intellectual property and rights with respect to the foregoing by the Borrower and its Subsidiaries does not infringe on the rights of any Person except to the extent that, individually or in the aggregate, the same could not reasonably be expected to have a Material Adverse Effect (such representation as it relates to any of the foregoing that is licensed by the Borrower and its Subsidiaries is made to the best of their knowledge).

          SECTION 3.22 Plan of Reorganization and Confirmation Order. The Plan of Reorganization and the Confirmation Order shall, on the Effective Date and at all times thereafter, be in full force and effect and has not been appealed, reversed, modified, amended or stayed (or application therefor made), except for modifications and amendments that are acceptable to the Required Lenders or not otherwise adverse to their interests.

                                   ARTICLE IV

                                   Conditions

          SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02). The Administrative Agent shall receive a requested number of counterparts or copies, as the case may be, of each of the closing items referred to in this Section.

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Jones, Day, Reavis & Pogue, New York counsel for the Borrower, substantially in the form of Exhibit B-1, and (ii) local counsel in each jurisdiction where Mortgaged Property or other Collateral (subject to exceptions approved by the Administrative Agent) is located, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received (i) a certificate of the Secretary or Assistant Secretary of the Borrower and each Subsidiary Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, operating agreement or partnership agreement of such Loan Party as in effect on the Effective Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body), members or partners of the Borrower and each Subsidiary Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and
(C) as to the incumbency and specimen signature of each officer or partner of the Borrower (or its general partner) and any Subsidiary Loan Party executing any Loan Document on behalf of such Loan Party; (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (i) above; and (iii) such other documents as the Lenders or Stroock & Stroock & Lavan LLP, counsel for the Administrative Agent, may reasonably request.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section
4.02 and attaching true and correct copies of each Material Agreement.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f)    (i)      The Plan of Reorganization and Confirmation Order,
including all attachments and ancillary documents with respect thereto, shall be satisfactory to the





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
Administrative Agent and the Lenders, shall be final and non-appealable and in full force and effect, and there shall be no outstanding claims, challenges or objections thereto which may have the effect of limiting, in any respect, the consummation of the Transactions; (ii) the Administrative Agent and the Lenders shall be satisfied as to all post-confirmation obligations arising in connection with the Transactions; (iii) the "Effective Date" (as defined in the Plan of Reorganization) shall have occurred or shall occur on the Effective Date; and (iv) the Administrative Agent shall have received from the Borrower conformed copies, certified and true and complete, of the Plan of Reorganization and Confirmation Order, together with all the agreements attached thereto. Each of the agreements referred to in this paragraph shall have been duly executed and delivered on behalf of each party thereto, shall have been duly authorized thereby and shall constitute the legal, valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (g) The Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) and intellectual property filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

          (h) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

          (i) The Lenders shall have received, and shall be satisfied with the result of, the Environmental Report, dated February 15, 1998, titled Purina Mills, Inc. Environmental and Safety Report, prepared by Koch Operating Group and Koch Industries, being an evaluation of the environmental and safety conditions of the properties and operations of the Borrower.

          (j) The Pledge Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent and shall be in full force and effect, and all the outstanding (i) intercompany Indebtedness owed to any Loan Party by the Borrower or any Subsidiary and (ii) Equity Interests that are owned by the Borrower or any Subsidiary Loan Party (in each case as of the Effective Date after giving effect to the Transactions)
(A) shall have been duly and validly pledged thereunder to the Administrative Agent for the ratable benefit of the Secured Parties, and (B) certificates representing such Equity Interests (subject to the qualifications contained in clause (b) of the definition "Collateral and Guaranty Requirement" and, with respect to each Foreign Subsidiary, that only 65% of the outstanding voting Equity Interests is required to be so pledged) and promissory notes evidencing such intercompany Indebtedness shall be in the actual possession of the Administrative Agent, accompanied by stock powers or other instruments





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
of transfer, endorsed in blank, with respect to such certificates and such promissory notes.

          (k) The Security Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent and shall be in full force and effect, and all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement shall have been delivered to the Administrative Agent.

          (l) The Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, (iii) a certificate from a Responsible Officer certifying to such Responsible Officer's knowledge (after due inquiry) that attached thereto are true and correct copies of all building, construction, environmental and other permits, licenses, consents, authorizations and other approvals required or useful in connection with the current ownership, operation, occupation, and use of the Mortgaged Property, together with evidence in form and substance satisfactory to the Administrative Agent and each Lender to the effect that such Mortgaged Property benefits from such zoning classifications and entitlements as may be necessary or desirable for its intended use and (iv) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; provided that the materials and information provided pursuant to clauses (iii) and (iv) shall only be in a level of detail that is necessary to comply with the requirements of clause (d) of the definition of "Collateral and Guaranty Requirement". Subject to the qualification that the Borrower is only required to exercise its reasonable best efforts to obtain the same, the Administrative Agent shall have received Landlord Waivers with respect to the Real Property Assets identified on Part C of Schedule 1.01 and Access Waivers with respect to the Real Property Assets identified on Part D of Schedule 1.01.

          (m) The Guaranty Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent and shall be in full force and effect.

          (n) All aspects of the Collateral and Guaranty Requirement not otherwise specified in this Section shall have been satisfied in the sole judgment of the Administrative Agent.

          (o) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent and shall be in full force and effect.

          (p) The Intercreditor Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent, and shall be in full force and effect.

          (q) (i) Neither the Borrower nor any Subsidiary shall have waived any condition of the Plan of Reorganization without the consent of the Administrative Agent, and (ii) the Administrative Agent and the Lenders shall have received satisfactory evidence that the Transactions shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with Plan of Reorganization and the Confirmation Order, including, without limitation, the statutory merger of the Borrower with and into Holdings, and the taking of all requisite action to change the name of the Borrower to that set forth herein.

          (r)    The Administrative Agent shall have received from the Borrower
(i) the financial statements referred to in Section 3.04 and (ii) a certificate dated the Effective Date and duly executed by a Financial Officer certifying that attached thereto is the annual budget (including a projected consolidated balance sheet and related statements of projected operations and cash flow for the period covered by such budget) of the Borrower for the Fiscal Year ending December 31, 2000.

          (s) There shall have been no material adverse change in the business, assets, results of operations, properties, prospects, financial condition or material agreements of the Borrower and the Subsidiary Loan Parties, taken as a whole, since December 31, 1999 (after giving effect to the proceedings relating to the Bankruptcy Cases).

          (t) All Indebtedness and other amounts outstanding under the Prepetition Credit Agreement and the DIP Credit Agreement shall have been paid in full and each such agreement shall have been terminated in its entirety and any obligation of the Lenders to extend credit under the DIP Credit Agreement shall have been terminated as of the Effective Date.

          (u) The letter agreement referred to in clause(c) of the definition "Non-Core Asset Transactions" shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent and shall be in full force and effect.

          (v) The Cash Collateral Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent and shall be in full force and effect.

          (w)    The letter agreement referred to in the parenthetical of
Section 6.05(c) shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent and shall be in full force and effect.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or





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
waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on July 7, 2000 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except if any such representation or warranty relates to an earlier date, in which case it shall be true and correct as of such earlier date).

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                             Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each Fiscal Year of the Borrower, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by KPMG Peat Marwick LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three Fiscal Quarters of the





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
Borrower, its quarterly and current reports on Forms 10-Q and 8-K (or other forms required from time to time by the Securities and Exchange Commission), to the same extent, in the same form and at the same time as if the Borrower was subject to Sections 13 or 15(d) of the Exchange Act of 1934, as amended, all such financial statements certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) within 30 days after the end of each Fiscal Month of the Borrower, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such Fiscal Month and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of ) the previous Fiscal Year and for the statement of operations with respect to the budget for the current Fiscal Year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether any Default or Event of Default has occurred and, if any Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13, and 6.14, (iii) certifying as to the (x) identity of each Subsidiary Loan Party, Foreign Subsidiary, Unrestricted Subsidiary and other Subsidiary referred to in the proviso of the definition "Subsidiary Loan Party" and (y) the aggregate investments in each such Subsidiary, (iv) setting forth in reasonable detail the amounts outstanding pursuant to the baskets set forth in Sections 6.01(a)(ii) (pursuant to any extension, renewal or replacement), 6.01(a)(v), 6.01(a)(vi), 6.02(v), 6.04(b) (pursuant to any extension, renewal or replacement), 6.04(j), 6.04(m)(i), (ii) and (iii), 6.05(c) and 6.15 and (v)
providing a reasonably detailed analysis (A) of any material variation between the budget as provided in clause (f) below for the relevant Fiscal Year and actual performance for such Fiscal Year and (B) with respect to any business plan covering a particular period of time that is reported on two or more times as provided in clause (i) below, any material changes in such business plan covering the relevant periods as so reported;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) on or before January 31st of each Fiscal Year, a budget substantially in the form delivered pursuant to Section 4.01(r) with respect to each such Fiscal Year;





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
          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

          (h) on or before (i) September 30, 2000 and (ii) January 31st of each Fiscal Year (beginning January 31, 2002), a copy of projections for the immediately following (x) three year and three month period and (y) three year period or, if shorter, the period through December 31, 2004, respectively, as to the performance of the Borrower and its Subsidiaries, the first year of each such projections to be prepared on a quarterly basis and all subsequent years of each such projections to be prepared on an annual basis, together with a certificate of a Financial Officer to the effect that such projections have been prepared using assumptions believed in good faith by the management of the Borrower to be reasonable as of the date of such certificate;

          (i) on or before (i) September 30, 2000 or (ii) January 31st of each Fiscal Year (beginning January 31, 2002), a copy of the business plan for the immediately following (x) three year and three month period and (y) three year period or, if shorter, the period through December 31, 2004, respectively, of the Borrower and its Subsidiaries, together with a certificate of a Financial Officer to the effect that such business plan has been prepared using assumptions believed in good faith by the management of the Borrower to be reasonable as of the date of such certificate;

          (j) within five Business Days after the same are sent, a copy of any financial statement, report or notice which the Borrower or any Subsidiary sends to any Person under or pursuant to or in connection with any Material Agreement, in each case if such statement, report or notice relates to an event that has resulted or could reasonably be expected to result in any Default or Event of Default or a Material Adverse Effect; and, within five Business Days after the same are received by the Borrower or any Subsidiary, copies of all notices sent to any such Person under or pursuant to or in connection with any such agreement or instrument which notice relates to an event that has resulted or could reasonably be expected to result in any Default, or Event of Default or a Material Adverse Effect;

          (k) not less frequently than annually a reasonably detailed notice from a Financial Officer regarding all material developments with respect to the Borrower's efforts to obtain Landlord Waivers and Access Waivers with respect to the Real Property Assets identified on Part C and Part D of Schedule 1.01; and

          (l) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)    the occurrence of any Default or Event of Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or any Default or Event of Default;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03 Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change
(i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to clause (a) of
Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower
(i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Administrative Agent shall be named as loss payee and an additional insured in respect of the Collateral under a "standard" or "New York" loss payee clause for the benefit of the Administrative Agent and the Lenders and all liability insurance policies shall name the Administrative Agent as an additional insured for the benefit of the Administrative Agent and the Lenders. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08 Casualty and Condemnation. The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding. All proceeds of any of the foregoing shall be promptly paid to the Administrative Agent and applied to repay the Loans and cash collateralize the LC Exposure as provided for in Section 2.10 and Section 2.04(j), respectively.

          SECTION 5.09 Books and Records; Inspection and Audit Rights. (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that unless a Default or Event of Default has occurred and is continuing, the Borrower shall not be required to reimburse the Administrative Agent and Lenders for their costs of more than four such visits during any calendar year.

          (b) The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Collateral, at reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless any Default or an Event of Default has occurred and is continuing whereupon the Borrower shall be obligated to pay such fees and expenses for all such evaluations and appraisals.

          SECTION 5.10 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11 Use of Proceeds and Letters of Credit. The proceeds of the Loans and Letter of Credit shall only be used as provided in Section 3.18. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

          SECTION 5.12 Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders whether such Subsidiary is a Subsidiary Loan Party and (a) if such Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a party to the Pledge Agreement, the Security Agreement, the Guaranty Agreement, a Mortgage (if such Subsidiary owns or leases real property) and the Indemnity, Subrogation and Contribution Agreement, in each case as required by the Collateral and Guaranty Requirement, within 10 Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on all of such Subsidiary's assets to secure the Obligations contemplated by the Collateral and Guaranty Requirement and (b) if any shares of capital stock or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that with respect to each Foreign Subsidiary, only 65% of the outstanding voting Equity Interests is required to be so pledged).

          SECTION 5.13 Further Assurances. (a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guaranty Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any Property (including any Real Property Asset or improvements thereto or any interest therein) is acquired or leased by the Borrower or any Subsidiary Loan Party after the Effective Date (including any Property acquired from the Net Proceeds of any Asset Disposition or Recovery Event), the Borrower will notify the Administrative Agent and the Lenders thereof (except, in the case of personal Property, such notice shall not be required if the Administrative Agent has a valid first-priority perfected security interest in such Property by virtue of any actions previously taken by or on behalf of the Administrative Agent), and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such Property to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including the actions described in paragraph (a) of this Section and obtaining (i) Landlord Waivers with respect to Real Property Assets that are leased by any Loan Party and that have personal Property located thereon with an aggregate net book value of $500,000 or more and (ii) Access Waivers as provided in clause (e) of the definition "Collateral and Guaranty Requirement".

          SECTION 5.14 Interest Rate Protection. As promptly as practicable, and in any event within 90 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than two years will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least 50% of the outstanding principal amount of the Term Loans.

          SECTION 5.15 Non-Consolidation of Unrestricted Subsidiaries. The Borrower will, and shall cause each Subsidiary Loan Party to, be operated at all times in such a manner that its assets and liabilities shall not be substantively consolidated with those of any Unrestricted Subsidiary in the event of the bankruptcy, insolvency or similar proceeding relating to any such Unrestricted Subsidiary or its Properties. In this regard, the Borrower shall, and shall cause each Subsidiary Loan Party to:

                 (a) not (i) consolidate or merge with or into any Unrestricted Subsidiary or (ii) sell, lease or otherwise transfer, directly or indirectly, any Property to any Unrestricted Subsidiary, except as permitted by Sections 6.04;

                 (b) maintain corporate records and books of account separate from each Unrestricted Subsidiary;

                 (c) maintain its Property separately from the Property of any Unrestricted Subsidiary (including through maintenance of separate bank accounts);

                 (d) not enter into any Guaranty Obligations with respect to Indebtedness of any Unrestricted Subsidiary, or advance funds (other than as contemplated by the definition of "Unrestricted Subsidiary" or pursuant to
Section 6.04) for the payment of expenses or otherwise, to any Unrestricted Subsidiary;

                 (e) conduct all of its business correspondence and other communications in its own name and on its own stationery;

                 (f)      maintain separate financial statements;

                 (g) maintain a board of directors that is separate from (but may contain one or more of the same members as) the board of directors of the Unrestricted Subsidiaries;

                 (h) maintain the requisite legal formalities in order that the Borrower and each Subsidiary Loan Party may each be treated as a legally separate entity from each Unrestricted Subsidiary; and

                 (i) cause each Unrestricted Subsidiary, at the time of its creation or acquisition, to be adequately capitalized.

          SECTION 5.16 Environmental Reports. If (a) any Default or Event of Default has occurred and is continuing or (b) there has occurred, or the Administrative Agent reasonably believes that there may occur, an Environmental Liability of $1,000,000 or more (exclusive of ordinary environmental compliance expenses), the Agent may in its sole discretion conduct (or direct the Borrower to conduct), at the sole cost and expense of the Borrower, such Phase I, Phase II or other environmental assessment reports or studies that are requested by the Agent in the exercise of its reasonable discretion (it being agreed that if an environmental report has been initiated as a result of the occurrence of any Default or Event of Default, such report may be completed even if the relevant Default or Event of Default is cured or waived).

          SECTION 5.17 Post-Closing Items. The Borrower shall have satisfied, on terms reasonably acceptable to the Administrative Agent, not later than 90 days following the Effective Date the Collateral and Guaranty Requirement as it relates to the Mortgaged Property identified on Part B of Schedule 1.01.

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01 Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i)    Indebtedness created under the Loan Documents;

          (ii)   Indebtedness existing on the date hereof and set forth in
Schedule 6.01, together with any extensions, renewals or replacements of any such Indebtedness to the extent that (A) the aggregate principal amount of such Indebtedness is not at any time increased and neither the maturity nor the average life of such Indebtedness is shortened and (B) if the Indebtedness being refinanced is subordinated to the Obligations, the refinancing Indebtedness shall be subordinated at least to the same extent;

          (iii) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party which is owing to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

          (iv) Guaranties by the Borrower of Indebtedness of any Subsidiary Loan Party permitted pursuant to clause (v) or (vi) and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary Loan Party;

          (v) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (B) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $7,500,000 at any time outstanding and (C) no such Indebtedness shall be incurred if any Default or Event of Default has occurred or is continuing or would result therefrom;

          (vi) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance the premiums for insurance policies in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

          (vii) Indebtedness arising under Hedging Agreements that are entered into in accordance with Section 6.07; and

          (viii) except as provided Schedule 6.04(b), Indebtedness of any Unrestricted Subsidiary if neither the Borrower nor any Subsidiary Loan Party is liable, either directly or indirectly or whether pursuant to any agreement, undertaking, law or otherwise, in respect of all or any part thereof.

          (b) The Borrower will not, nor will it permit any Subsidiary to, issue any preferred Equity Interests, except for preferred stock and preferred Equity Interests in which there is no mandatory requirement, either directly or indirectly and whether pursuant to any agreement, undertaking, law or otherwise, for the making of any sinking fund, distribution, dividend or other payment with respect thereto.

          SECTION 6.02 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (i)    Liens created under the Loan Documents;

          (ii)   Permitted Encumbrances;

          (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof;

          (iv) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary Loan Party; provided that (A) such security interests secure Indebtedness permitted by clause (v) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (v) deposits for the benefit of trade vendors to secure the payment of the purchase price of inventory of the Borrower or any Subsidiary in an amount not to exceed $5,000,000 in the aggregate at any time;

          (vii) with respect to any Real Property Assets the subject of a Mortgage, any Liens permitted by such Mortgages; and

          (viii) Liens on Property of Unrestricted Subsidiaries in order to secure Indebtedness permitted by clause (viii) of Section 6.01(a).

          SECTION 6.03 Fundamental Changes. (a) The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary Loan Party may merge into the Borrower in a transaction in which the Borrower is the surviving corporation; (ii) any Subsidiary Loan Party may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party; (iii) any Unrestricted Subsidiary may (A) merge into or with or consolidate with any other Unrestricted Subsidiary or (B) liquidate or dissolve; and (iv) any Subsidiary (other than Unrestricted Subsidiaries) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, however, that all Net Proceeds from any such liquidation or dissolution of any such Subsidiary (other than Unrestricted Subsidiaries) that are received or receivable by the Borrower or any Subsidiary Loan Party are applied in accordance with Section 2.10; provided, further, that any such merger of a Subsidiary Loan Party involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          SECTION 6.04 Investments, Loans, Advances, Guaranties and Acquisitions. The Borrower will not, and will not permit any Subsidiary Loan Party to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans, deposits or advances to or letters of credit issued on behalf of, Guaranty Obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)    Permitted Investments;

          (b) investments, loans and advances existing on the date hereof in the form of, and in the amounts in, those Persons set forth on Schedule 6.04(b) hereto, together with (i) any extensions, renewals, replacements or refinancings of those items referred to in Part A thereof in an amount not exceeding 100% of the principal amount thereof and (ii) any extension, renewal, replacement or refinancing of those items referred to in Part B thereof, provided that the foregoing shall (x) only be reinvested in the same or similar business that the Borrower was engaged on the Effective Date and (y) not exceed 50% of each amount set forth on such Part B with respect to the relevant investment, loan or advance (provided, further, that if any such item is not Disposed or repaid in an arms-length transaction with another Person no part of such item may be reinvested as provided above);

          (c) investments by the Borrower and the Subsidiary Loan Parties in Equity Interests in other Subsidiary Loan Parties; provided that any such Equity Interests held by a Loan Party shall be duly pledged to the Administrative Agent pursuant to the Pledge Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.12);

          (d) loans or advances made by the Borrower to any Subsidiary Loan Party and made by any Subsidiary Loan Party to the Borrower or any other Subsidiary Loan Party; provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Administrative Agent pursuant to the Pledge Agreement;

          (e)    Guaranty Obligations of Indebtedness permitted by Section
6.01;

          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g) extensions of trade credit in the ordinary course of business of the Borrower and consistent in all respects with the past practices of the Borrower;

          (h) Loans and advances to officers, directors or employees of the Borrower or any Subsidiary Loan Party in the ordinary course of business for travel, entertainment and relocation expenses in an amount not to exceed $500,000 in the aggregate at any time, with respect to travel and entertainment expenses, and $2,500,000 in the aggregate at any time, with respect to relocation expenses;

          (i) deposits in connection with real estate leases in the ordinary course of business of the Borrower, not to exceed $500,000 in the aggregate at any time;

          (j) deposits for the benefit of trade vendors to secure the payment of the purchase price of inventory of the Borrower and the Subsidiary Loan Parties not to exceed $5,000,000 in the aggregate at any time;

          (k) operating and deposit accounts that are maintained in the ordinary course of business of the Borrower and the Subsidiary Loan Parties; and

          (l) investments, loans or advances in Unrestricted Subsidiaries that are funded in accordance with the requirements of clause (iii)(A), (B) or
(C) of the definition of "Unrestricted Subsidiaries"; and

          (m) other investments, loans or advances by the Borrower and the Subsidiary Loan Parties (including, without limitation, in Unrestricted Subsidiaries as provided in clause (iii)(D) of the definition of "Unrestricted Subsidiaries") not to exceed $22,500,000 in the aggregate at any time; provided that

                 (i) investments, loans or advances consisting of Sales Enhancement Loans and Sales Enhancement Guaranties shall (A) not exceed in the aggregate at any time $5,000,000 plus any of the foregoing with respect to Sales Enhancement Loans and Sales Enhancement Guaranties that are identified on Schedule 6.04(b) and
          (B) subject to clause (c) of the definition of "Collateral and Guaranty Requirement", be subject to a first priority security interest in favor of the Collateral Agent.

                 (ii) investments, loans and advances in America's Country Stores or developing business of the type to be engaged in by America's Country Stores not to exceed in the aggregate at any time $5,000,000 plus any of the foregoing with respect to America's Country Stores that is identified on Schedule 6.04(b); and

                 (iii) investments, loans and advances in any single Person or Persons engaging in related activities not to exceed in the aggregate at any time $5,000,000 plus any of the foregoing with respect to any such Person that is identified on Schedule 6.04(b), provided, however, with respect to one Person or Persons engaging in related activities the foregoing may be in an aggregate amount not to exceed $10,000,000.

          SECTION 6.05 Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any Property, including any Equity Interest owned by them, nor will the Borrower permit any of it Subsidiaries to issue any additional Equity Interest in any such Subsidiary, except:

          (a) Dispositions by Loan Parties of inventory, used or surplus equipment, Property no longer necessary or useful in the conduct of their business and Permitted Investments, in each case in the ordinary course of their business;

          (b)    Dispositions to the Borrower or a Subsidiary Loan Party;

          (c) Dispositions by Loan Parties of Property (other than Equity Interests in a Subsidiary) that are not permitted by clauses (a) or (b) of this Section; provided that the aggregate fair market value of all Property Disposed of in reliance upon this clause (c) (other than pursuant to a letter agreement between the Borrower and the Administrative Agent delivered pursuant to Section 4.01(w)) shall not exceed $10,000,000 during any Fiscal Year of the Borrower and the Net Proceeds thereunder are applied in accordance with Section 2.10.; and

          (d) Dispositions of Property by any Unrestricted Subsidiary to any Person; provided that the Net Proceeds thereunder that are payable to any Loan Party are applied in accordance with Section 2.10;

provided that all Dispositions permitted hereby (other than those permitted by clause (d) above) shall be made for fair value and solely for cash consideration.

          SECTION 6.06 Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary Loan Party to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such Property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

          SECTION 6.07 Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08  Restricted Payments; Certain Payments of Indebtedness.
(a) The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except Subsidiaries may declare and pay dividends in favor of the Borrower.

          (b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

          (i)    payment of Indebtedness created under the Loan Documents;

          (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted by Section 6.01;

          (iii) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness as permitted herein;

          (iv) any Unrestricted Subsidiary may declare and pay dividends to holders of its Equity Interests, provided that (x) such dividends are paid pro rata to all such holders of its Equity Interests and (y) the Net Proceeds therefrom that are payable to any Loan Party are applied in accordance with
Section 2.10; and

          (v) distributions of common stock of the Borrower pursuant to the Permitted Dealer/Employer Stock Program or as contemplated by Section 2.10(c)(X).

          SECTION 6.09 Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section

6.08 and (d) transactions between or among Unrestricted Subsidiaries only.

          SECTION 6.10 Restrictive Agreements. Except for the requirements of this Agreement and the other Loan Documents, the Borrower will not, nor will it permit any Subsidiary Loan Party to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary Loan Party to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary Loan Party to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary Loan Party or to Guaranty Indebtedness of the Borrower or any other Subsidiary Loan Party.

          SECTION 6.11 Amendment of Material Documents. The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents or (c) any Material Agreement, in each case in any manner that could reasonably be expected to adversely effect in any material respect the interests of the Administrative Agent or the Lenders pursuant to this Agreement or the other Loan Documents.

          SECTION 6.12 Consolidated Interest Coverage Ratio. The Borrower will not permit its Consolidated Interest Coverage Ratio at the end of each Measurement Period ending on the dates set forth below to be less than the ratio set forth opposite such date:

                 MEASUREMENT PERIOD                                 CONSOLIDATED INTEREST
                     ENDING                                             COVERAGE RATIO
                 ------------------                                 ---------------------
                 September 30, 2000                                      1.75 to 1
                 December 31, 2000                                       1.75 to 1
                 March 31, 2001                                          2.00 to 1
                 June 30, 2001                                           2.00 to 1
                 September 30, 2001                                      2.00 to 1
                 December 31, 2001                                       2.00 to 1
                 March 31, 2002                                          2.00 to 1
                 June 30, 2002                                           2.25 to 1
                 September 30, 2002                                      2.25 to 1
                 December 31, 2002                                       2.25 to 1
                 March 31, 2003                                          2.25 to 1
                 June 30, 2003                                           2.50 to 1
                 September 30, 2003                                      2.50 to 1


          SECTION 6.13 Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit its Consolidated Fixed Charge Coverage Ratio at the end of each Measurement Period ending on the dates set forth below to be less than the ratio set forth opposite such date:

                 MEASUREMENT PERIOD                                 CONSOLIDATED FIXED CHARGE
                      ENDING                                             COVERAGE RATIO
                 ------------------                                 -------------------------
                 September 30, 2000                                        0.75 to 1
                 December 31, 2000                                         0.75 to 1
                 March 31, 2001                                            0.75 to 1
                 June 30, 2001                                             0.75 to 1
                 September 30, 2001                                        0.80 to 1
                 December 31, 2001                                         0.80 to 1
                 March 31, 2002                                            0.85 to 1
                 June 30, 2002                                             0.85 to 1
                 September 30, 2002                                        0.85 to 1

          SECTION 6.14 Consolidated Funded Debt Ratio. The Borrower will not permit its Consolidated Funded Debt Ratio at the end of each Measurement Period ending on the dates set forth below to be greater than the ratio set forth opposite such date:

                 MEASUREMENT PERIOD                                 CONSOLIDATED FUNDED
                       ENDING                                             DEBT RATIO
                 ------------------                                 -------------------
                 September 30, 2000                                      5.00 to 1
                 December 31, 2000                                       5.00 to I
                 March 31, 2001                                          5.00 to 1
                 June 30, 2001                                           5.00 to 1
                 September 30, 2001                                      4.75 to 1
                 December 31, 2001                                       4.75 to 1
                 March 31, 2002                                          4.25 to 1
                 June 30, 2002                                           4.25 to 1
                 September 30, 2002                                      4.25 to 1
                 December 31, 2002                                       4.00 to 1
                 March 31, 2003                                          3.75 to 1
                 June 30, 2003                                           3.75 to 1
                 September 30, 2003                                      3.75 to 1


          SECTION 6.15 Consolidated Capital Expenditures . The Borrower will not, and will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, make or commit to make Consolidated Capital Expenditures in excess of $30,000,000 in any Fiscal Year; provided that no such Consolidated Capital Expenditures shall be made or permitted if any Default or Event of Default shall have occurred and be continuing or would result therefrom.

          SECTION 6.16 Reverse Designation of Unrestricted Subsidiaries. The Borrower will not, nor it will permit any of its Subsidiaries to, designate (which designation shall be approved by the Board of Directors of the Borrower) an Unrestricted Subsidiary as a

Subsidiary Loan Party unless (a) Section 5.12 is complied; (b) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (c) all transactions related thereto shall be consummated in accordance with applicable laws; (d) the Borrower shall be in Pro Forma Compliance; and (e) the Administrative Agent has consented to such reverse designation. Notice of any such reverse designation by the Borrower shall be delivered by the Borrower to the Administrative Agent together with a copy of the resolutions of the Board of Directors of the Borrower approving such reverse designation and a certificate of a Responsible Officer certifying that such reverse designation complies without he requirements of this Section 6.16. Such reverse designation shall become effective upon receipt by the Administrative Agent of the foregoing. Any reverse designation that fails to comply with the terms of this Section 6.16 shall be null and void and of no effect whatsoever.

                                  ARTICLE VII

                               Events of Default

          If any of the following events ("Events of Default") shall occur:

          (a)    the Borrower shall fail to pay any (i) principal on any Loan
(ii) interest on any Loan, (iii) reimbursement obligation in respect of any LC Disbursement, (iv) fee or (v) other amount that is payable under this Agreement or any other Loan Document, in each case when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, as a result of the occurrence of any Event of Default or otherwise; provided, that no Event of Default shall occur (A) pursuant to clauses (i) or
(ii) with respect to any Term Loan as a result of the operation of Section 2.18 or (B) pursuant to clause (ii) until one Business Day following the occurrence thereof (subject to the preceding clause (A)), or (C) pursuant to clause (iv) or (v) until three Business Days following the occurrence thereof;

          (b) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

          (c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower), 5.11, 5.17 or in Article VI;

          (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (c) of this Article), and such failure shall continue unremedied for a period of 20 days;

          (e) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (j) one or more judgments for the payment of money (net of any insurance or indemnity payments actually received in respect thereof) in an aggregate amount in excess of $2,000,000 shall be rendered against the Borrower, any Subsidiary Loan Party or any combination thereof and the same shall remain undischarged for a period of 10 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or result in liability of the





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
Borrower and its Subsidiaries in an aggregate amount exceeding (i) $750,000 in any year or (ii) $2,000,000 for all periods;

          (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Subsidiary not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;

          (m)    a Change in Control shall occur; or

          (n) the Intercreditor Agreement, including the subordination provisions contained therein, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the parties sought to be charged, or shall fail to be enforceable by the Administrative Agent or any applicable Lender purported to be benefited thereby; or (i) the Borrower, any of its Subsidiaries or any of their Affiliates, (ii) any Lender or any of its Affiliates or (iii) any other Person shall, directly or indirectly, disavow or contest in any respect (x) the effectiveness, validity, binding nature and enforceability (including with respect to the subordination provisions contained therein) of the Intercreditor Agreement or (y) that any of the terms contained in the Intercreditor Agreement exist for the benefit of the Administrative Agent and the other Lenders, to the extent entitled to enforce such terms; provided, that an Event of Default shall not occur with respect to any contest referred to in clause (iii) if the Borrower, within 90 days after the initiation of any such contest, has the same dismissed (whether pursuant to a court order, agreement or otherwise) on terms satisfactory to the Administrative Agent and the Required Revolving Lenders;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (with respect to all other events described above, other than those events described in clause (n)) or the Required Revolving Lenders (with respect to the events described in clause (n) above) shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall





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
automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. All actions taken pursuant to this Article VII, including application of the proceeds from the liquidation of the Collateral shall be taken in accordance with the terms of the Intercreditor Agreement.

                                  ARTICLE VIII

                            The Administrative Agent

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and
(c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or as provided in Article VII) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity,





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
enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as





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
it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.



                                   ARTICLE IX

                                 Miscellaneous

          SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a)    if to the Borrower, to
                                                Purina Mills, Inc.
                                                1401 South Hanley Road
                                                St. Louis, Missouri  63144
                                                Attention: Darrell Swank,
                                                Chief Financial Officer
                                                Telephone: (314) 768-4485
                                                Telecopier: (314) 768-4188


          (b)    if to the Administrative Agent, to
                                                The Chase Manhattan Bank,
                                                380 Madison Avenue, 9th Floor
                                                New York, New York  10017
                                                Attention:  Charles O. Freedgood
                                                Telephone: (212) 622-4854
                                                Telecopier: (212) 622-4834





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
          with a copy to:

                                        The Chase Manhattan Bank,
                                        Loan and Agency Services Group
                                        One Chase Manhattan Plaza, 8th Floor
                                        New York, New York  10081
                                        Attention:  Frank Giacalone
                                        Telephone:  (212) 552-7949
                                        Telecopier: (212) 552-5620

                                                    - and -

                                        Chase Bank of Texas, N.A.
                                        600 Travis Street, 20th Floor
                                        Houston, Texas  77002
                                        Attention:  Peter Licalzi
                                        Telephone:  (713) 216-8869
                                        Telecopier: (713) 216-4117;


          (c) if to the Issuing Bank, at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, Attention: Frank Gaicalone (Telecopy No. (212) 552-5620); and

          (d) if to any other Lender, at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative





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
Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment or the percentage of the aggregate Revolving Commitment of any Lender without the consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan under Section 2.09 or 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the consent of each Lender affected thereby, (iv) change
Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders", "Required Term Lenders" or "Required Revolving Lenders", or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guaranty under the Guaranty Agreement (except as expressly provided in the Guaranty Agreement), or limit its liability in respect of such Guaranty, without the consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the consent of each Lender, (viii) change
Section 2.18 or clause (A) of the proviso of clause (a) of Article VII without the consent of the Required Revolving Lenders (with the Term Lenders having not vote regarding the same); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank without the prior consent of the Administrative Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, the Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its

Affiliates and the Lenders, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that the amount paid to any Lender (other than the Administrative Agent) pursuant to clause (i) in connection with the entering into of the Loan Documents shall not exceed its pro rata share (based upon its Commitments on the Effective Date) of $100,000.

          (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable not later than five Business Days after written demand therefor.

          SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it, whether or not on a pro rata basis among the various Commitments); provided that (i) except in the case of an assignment to (x) a Lender or an Affiliate of a Lender or (y) any fund that invests in loans and is managed by the same investment advisor that acts as an investment advisor for any Lender or Affiliate thereof (provided that the foregoing relates to the Term Loans only), the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except as provided in clause (i)(x) or (i)(y) above or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) in the case of Revolving Loans, $3,000,000 and (B) in the case of Term Loans, $5,000,000, unless the amount so assigned constitutes all of the relevant Lender's Revolving Loans or Term Loans, as the case may be, or the

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Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender and such Participant shall, prior to the exercise of its rights under Section 9.08, have identified itself as a Participant to the Borrower.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.16(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or here-after have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan

Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to any direct or indirect contractual counterparty in any Swap Agreement relating to this Agreement or such contractual counterparties' professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the terms of this
Section 9.12) and to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about any Lenders' investment portfolio in connection with ratings issued with respect to such Lender or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14 Intercreditor Agreement Controls Upon Default. THE TERMS OF THIS AGREEMENT AND ACTION TAKEN OR NOT TAKEN UNDER OR IN CONNECTION THEREWITH SHALL BE SUBJECT IN ALL RESPECTS TO THE TERMS OF THE INTERCREDITOR AGREEMENT AND IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL PREVAIL. NOTWITHSTANDING THE FOREGOING, THE OBLIGATIONS OF THE BORROWER AND THE SUBSIDIARIES TO PERFORM THEIR OBLIGATIONS UNDER THIS AGREEMENT SHALL REMAIN ABSOLUTE AND COMPLETELY UNAFFECTED BY THE EXISTENCE

OF THE INTERCREDITOR AGREEMENT.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                PURINA MILLS, INC.


                                By:
                                    -----------------------------
                                    Name:
                                    Title:



                                CHASE BANK OF TEXAS, N.A.,
                                as Administrative Agent and as an Issuing Bank


                                By:
                                    -----------------------------
                                    Name: David G. Mills
                                    Title: Vice President


                                REVOLVING LENDERS:

                                CHASE BANK OF TEXAS, N.A.


                                By:
                                    -----------------------------
                                    Name: David G. Mills
                                    Title: Vice President



                                FIRSTAR BANK MISSOURI, N.A.


                                By:
                                    -----------------------------
                                    Name:
                                    Title:





                                BANK OF AMERICA, N.A.

                              By:
                                  -------------------------
                                  Name:
                                  Title:



                              ABN AMRO BANK N.V.


                              By:
                                  -------------------------
                                  Name:
                                  Title:


                              By:
                                  -------------------------
                                  Name:
                                  Title:



                              THE BANK OF NOVA SCOTIA


                              By:
                                  -------------------------
                                  Name: Daniel A. Costigan
                                  Title: Director



                              BANK OF SCOTLAND


                              By:
                                  -------------------------
                                  Name:
                                  Title:

                        CREDIT LYONNAIS CHICAGO BRANCH


                        By:
                            -------------------------
                            Name: Pascal Poupelle
                            Title: President and COO



                        COOPERATIEVE CENTRALE RAIFFEISEN-
                        BOERENLEENBANK B.A.,
                        "RABOBANK NEDERLAND", NEW YORK
                        BRANCH


                        By:
                            -------------------------
                            Name:
                            Title:


                        By:
                            -------------------------
                            Name:
                            Title:



                        BNP PARIBAS


                        By:
                            -------------------------
                            Name:
                            Title:


                        By:
                            -------------------------
                            Name:
                            Title:

                            SENIOR DEBT PORTFOLIO
                            BY: BOSTON MANAGEMENT AND RESEARCH, AS
                            INVESTMENT ADVISOR


                            By:
                                -------------------------
                                Name:
                                Title:



                            KZH STERLING LLC


                            By:
                                -------------------------
                                Name:
                                Title:



                            CHASE SECURITIES INC., as Agent for
                            The Chase Manhattan Bank


                            By:
                                -------------------------
                                Name:
                                Title:



                            CYPRESS TREE INVESTMENT PARTNERS I,
                            LTD. BY: CYPRESS TREE INVESTMENT MANAGEMENT
                            COMPANY, INC., as Portfolio Manager


                            By:
                                -------------------------
                                Name:
                                Title:

                                  CYPRESS TREE INVESTMENT MANAGEMENT
                                  COMPANY, INC.
                                  AS: ATTORNEY-IN-FACT AND ON BEHALF OF FIRST
                                  ALLMERICA FINANCE LIFE INSURANCE
                                  COMPANY, as Portfolio Manager


                                  By:
                                      -------------------------
                                      Name:
                                      Title:



                                  EATON VANCE INSTITUTIONAL SENIOR
                                  LOAN FUND
                                  BY: EATON VANCE MANAGEMENT,
                                  as Investment Advisor


                                  By:
                                      -------------------------
                                      Name:
                                      Title:



                                  MERRILL LYNCH, PIERCE, FENNER & SMITH,
                                  INCORPORATED


                                  By:
                                      -------------------------
                                      Name:
                                      Title:



                                  DLJ CAPITAL FUNDING, INC.


                                  By:
                                      -------------------------
                                      Name: Howard Shams
                                      Title: Vice President

                               TERM LENDERS:

                               CHASE BANK OF TEXAS, N.A.


                               By:
                                   -------------------------
                                   Name: David G. Mills
                                   Title: Vice President



                               FIRSTAR BANK MISSOURI, N.A.


                               By:
                                   -------------------------
                                   Name:
                                   Title:



                               BANK OF AMERICA, N.A.


                               By:
                                   -------------------------
                                   Name:
                                   Title:



                               ABN AMRO BANK N.V.


                               By:
                                   -------------------------
                                   Name:
                                   Title:



                               By:
                                   -------------------------
                                   Name:
                                   Title:

                                 THE BANK OF NOVA SCOTIA


                                 By:
                                     -------------------------
                                     Name: Daniel A. Costigan
                                     Title: Director



                                 BANK OF SCOTLAND


                                 By:
                                     -------------------------
                                     Name:
                                     Title:



                                 CREDIT LYONNAIS CHICAGO BRANCH


                                 By:
                                     -------------------------
                                     Name: Pascal Poupelle
                                     Title: President and COO



                                 COOPERATIEVE CENTRALE RAIFFEISEN-
                                 BOERENLEENBANK B.A.,
                                 "RABOBANK NEDERLAND", NEW YORK
                                 BRANCH


                                 By:
                                     -------------------------
                                     Name:
                                     Title:


                                 By:
                                     -------------------------
                                     Name:
                                     Title:

                                CREDIT AGRICOLE INDOSUEZ


                                By:
                                    -------------------------
                                    Name:
                                    Title:


                                By:
                                    -------------------------
                                    Name:
                                    Title:



                                BNP PARIBAS


                                By:
                                    -------------------------
                                    Name:
                                    Title:


                                By:
                                    -------------------------
                                    Name:
                                    Title:



                                SENIOR DEBT PORTFOLIO
                                BY: BOSTON MANAGEMENT AND RESEARCH, AS
                                INVESTMENT ADVISOR


                                By:
                                    -------------------------
                                    Name:
                                    Title:




                                KZH PONDVIEW LLC


                                By:
                                    -------------------------
                                    Name:

                                     Title:



                                 WAYLAND INVESTMENT FUND, LLC
                                 BY: CFSC WAYLAND ADVISERS, INC., ITS MANAGER


                                 By:
                                     -------------------------
                                     Name: Patrick J. Halloran
                                     Title: Vice President




                                 SIMPLON INVESTMENTS LIMITED


                                 By:
                                     -------------------------
                                     Name: Thomas A. McKay
                                     Title: Attorney-In-Fact



                                 KZH STERLING LLC


                                 By:
                                     -------------------------
                                     Name:
                                     Title:





                                 CHASE SECURITIES INC., as Agent for
                                 The Chase Manhattan Bank


                                 By:
                                     -------------------------
                                     Name:

                              Title:



                          CYPRESS TREE INVESTMENT PARTNERS I,
                          LTD. BY: CYPRESS TREE INVESTMENT MANAGEMENT
                          COMPANY, INC., as Portfolio Manager


                          By:
                              -------------------------
                              Name:
                              Title:




                          CYPRESS TREE INVESTMENT MANAGEMENT
                          COMPANY, INC.
                          AS: ATTORNEY-IN-FACT AND ON BEHALF OF FIRST
                          ALLMERICA FINANCE LIFE INSURANCE
                          COMPANY, as Portfolio Manager


                          By:
                              -------------------------
                              Name:
                              Title:



                          EATON VANCE INSTITUTIONAL SENIOR
                          LOAN FUND
                          BY: EATON VANCE MANAGEMENT,
                          as Investment Advisor


                          By:
                              -------------------------
                              Name:
                              Title:



                          WILLIAM E. SIMON & SONS SPECIAL
                          SITUATIONS PARTNERS, L.P.
                          BY: WILLIAM E. SIMON & SONS PARTNERS, L.L.C., its General Partner

                           By:
                               -------------------------
                               Name: Dale Leshaw
                               Title: Vice President



                           MERRILL LYNCH, PIERCE, FENNER & SMITH,
                           INCORPORATED


                           By:
                               -------------------------
                               Name:
                               Title:



                           DLJ CAPITAL FUNDING, INC.


                           By:
                               -------------------------
                               Name: Howard Shams
                               Title: Vice President